Exhibit 16.1

Mintz & Partners LLP

200-1 Concorde Gate

North York, Ontario M3C 4G4

December 10, 2007

U.S. Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549

                Re:   Xplore Technologies Corp.

Ladies and Gentlemen:

                We have read Item 4.01 of Form 8-K of Xplore Technologies Corp., dated December 10, 2007, and agree with the statements contained therein concerning our firm.

Yours truly,

/s/ Mintz & Partners LLP

Chartered Accountants

By: Elliott Jacobson, CA